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                                                                     EXHIBIT 5.1



                HOWARD, RICE, NEMEROVSKI, CANADY, FALK & RABKIN


                           A Professional Corporation


                            Three Embarcadero Center


                            San Francisco, CA 94111


                                 (415) 434-1600



                                November 8, 2000



The Charles Schwab Corporation


120 Kearny Street


San Francisco, CA 94108



Dear Ladies and Gentlemen:



     You have requested our opinion as counsel for The Charles Schwab Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder of 15,000,000 shares of the Company's common stock, $0.01 par value per share (the "Shares"), which may be offered for sale by the Company from time to time to acquire one or more businesses in negotiated transactions not involving any public offering.



     We have examined the Company's Registration Statement on Form S-4 (Registration No. 333-48764) in the form to be filed with the Securities and Exchange Commission on the date of this opinion (the "Registration Statement"). We further have examined the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware and the Bylaws of the Company. In addition, we have examined such corporate records, certificates and other documents (of which we are aware) and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.



     Based on the foregoing examination and assuming that the issuance of the Shares is duly and validly authorized by the Board of Directors of the Company, we are of the opinion that the Shares when issued as so authorized by the Board of Directors of the Company in accordance with the terms and against payment therefor, each as authorized by the Board of Directors, will be duly authorized by appropriate corporate action of the Company, and when the Shares have been duly issued and/or sold as described in the Registration Statement, any amendment thereto, the prospectus and any supplement thereto, the Shares will be legally issued, fully paid and non-assessable.



     In connection with this opinion, we have assumed the following: (a) the authenticity of the original documents and the genuineness of all signatures;
(b) the conformity to the originals of all documents submitted to us as copies;
(c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, records and certificates we have reviewed; and (d) the due authorization, execution and delivery on behalf of the respective parties thereto of the documents referred to herein and the legal, valid and binding nature thereof with respect to such parties. We have not independently verified such assumptions.



     We express no opinion as to laws other than the substantive laws of the State of California (without regard to conflicts-of-laws or choice-of-law principles), the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case to the extent applicable and not excepted from the scope of the

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opinions expressed above. For purposes of our opinion set forth above, we have assumed that the per share consideration paid to the Company upon issuance of the Shares will exceed the par value of a share of the Company's common stock and that there will be an adequate number of shares of authorized common stock of the Company available for issuance at the time of any issuance of the Shares.



     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, any amendment thereto, the prospectus and any supplement thereto.



                                          Very truly yours,



                                          Howard, Rice, Nemerovski, Canady,


                                          Falk & Rabkin


                                          A Professional Corporation



                                          /s/       LAWRENCE B. RABKIN

                                          --------------------------------------

                                                    Lawrence B. Rabkin